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                                                                    Exhibit 23.2

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus of this Amendment No. 1 to the Registration Statement on Form S-4 (Registration Statement No. 333-131047) being filed by JAG Media Holdings, Inc. our report dated August 15, 2005 on the consolidated financial statements of Cryptometrics, Inc. and its subsidiaries (the "Company") for the fiscal years ended April 30, 2005 and April 30, 2004.

We also consent to the related reference to our firm under the caption "Experts" in the Prospectus included in this Registration Statement.

                                               /s/ Seligson & Giannattasio, LLP


White Plains, New York
March 15, 2006